SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure

Wabash National Corporation (“the Company”) announces that Michael N. Pettit has been appointed as Senior Vice President and Group President, Final Mile Products effective January 1, 2018. In this role, Mr. Pettit will assume primary responsibility for all activities of the Company’s Final Mile Products segment. Mr. Pettit previously served as Vice President – Finance/Investor Relations since 2014, and has recently served as the Company’s Final Mile Products segment integration leader, following the Company’s acquisition of Supreme Industries, Inc. in September 2017. He joined Wabash National in 2012 and has held a number of positions with increasing responsibility, including Director of Finance for Commercial Trailer Products. Prior to Wabash National, from 1998 to 2012, Mr. Pettit held various finance positions with increasing responsibility at Ford Motor Company.

Additionally, effective December 31, 2017, Mark D. Weber, President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Supreme Industries, Inc., will depart the Company to pursue other opportunities.

A copy of the Registrant’s press release announcing the above appointment is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Wabash National Corporation Press Release dated December 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: December 15, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Wabash National Corporation Press Release dated December 15, 2017